Exhibit 10.8

Loan Agreement

This contract is entered into by and between the lender and the borrower on an equal and voluntary basis according to law. In order to safeguard the legitimate rights and interests of the borrower, the lender hereby requests the borrower to pay full attention to all the provisions concerning the rights and obligations of both parties, especially the contents in bold type.

Lender: Industrial and Commercial Bank of China Limited Tahe Branch

Address:______________________

Borrower: Greater Khingan Range Forasen Energy Technology Co., Ltd. Tahe Power Plant

Legal representative: Wang Zhengyu

Address: ______________________

Zip code:______________________

Fax: _ Fax:_ Telephone:_

E-mail address: ______ Contact person: _____Mobile phone No. :_____

Part One: Basic Clauses

Article 1 purpose of loan

The loan shall be used for the following purposes. The borrower shall not use the loan for any other purpose without the written consent of the lender, and the lender shall have the right to supervise the purpose of the money.

Purpose of borrowing: Production and Operation Activities.

Article 2 Amount and Term

2.1 The amount of the loan shall be RMB1,980,000.00. The term of the loan shall be calculated from the date of withdrawal and the maturity date shall be March 17, 2020.

The withdrawal date shall be subject to the withdrawal instruction. The borrower shall make a one-time withdrawal.

2.2 The terms of the loan shall be from September 19, 2019, to March 17, 2020.

Article 3 Interest rates, Interest and Expenses

3.1 [Determination the interest rate]

The interest rate shall be determined in the following manner (2):

(1) The Fixed interest rate, annual interest rate is __%, the interest rate is unchangeable during the term of the contract.

(2) The interest rate is determined by the benchmark interest rate plus the floating range, in which the benchmark interest rate is according to the people's bank of China on the date of withdrawal corresponds to the borrowing term, and the floating range is upward (upward/downward/zero) 15.000000%. After the borrower withdraws the money, the interest rate of the loan shall be 12 (1-12) months for one period, which shall be adjusted and calculated at different phases. The date on which the interest rate of the second installment is fixed shall be the corresponding date after of the first installment. If the corresponding date is uncertain, the last day of that month shall be the corresponding date, and other periods shall be the same.

(3) The borrowing interest rate is determined by the benchmark interest rate plus the floating range, of which the benchmark interest rate is the (annual/monthly) basic loan interest rate (LPR) published by the national interbank lending center before the withdrawal date, and the floating range is ___(up/down/zero)___ % or (plus/minus/zero) 0.01%. The interest rate of the loan after withdrawal shall be adjusted in the following ways:

A. Take (1-12) months as one phase, the interest should be adjusted and calculated at each phase. The interest rate determination date of the second and subsequent phases shall be the adjusted after the withdrawal, and the lender shall adjust the interest rate of the loan according to the base interest rate and the floating range published by the national interbank lending center of the previous working day.

B. No adjustment during the whole term.

3.2 The loan interest shall be calculated daily and settled monthly from the date of withdrawal. When the loan is due, the interest should be paid off with the principal. The daily interest rate = the annual interest rate /360.

3.3 The overdue penalty interest rate under this contract shall be determined by adding 50.000000% to the original loan interest rate, and the penalty interest rate for embezzlement shall be determined by adding 50.000000% to the original loan interest rate.

Article 4 Withdrawal

4.1 After the lender distributes the fund to the borrower's withdrawal account as agreed herein, the borrower shall withdraw the loan one time on September 19, 2019 (withdrawal date). If the borrower fails to make a lump-sum withdrawal as agreed, the lender shall have the right to cancel all or part of the loan agreement.

4.2 The borrower may draw the loan hereunder by:

(1) Withdrawing the loan directly from the designated branch of the lender;

(2) Withdrawing the loan through the e-bank of Industrial and Commercial Bank of China (“Industrial and Commercial Bank”).

Article 5 Repayment

5.1 The borrower shall repay the loan in the following ways:

(1) The loan shall be pay off when it is maturity

(2) Other:________

Article 6 Account

The borrower shall use the following accounts for withdrawal and repayment:

Withdrawal account: [ ]

Repayment account: [ ]

Article 7 Guarantee

The_________________ has provided guarantee for the underlying loan, and the information of the corresponding guarantee contract is as follows:

The Contact No: _________________

The guarantor: _________________

The contract shall be separately signed by the lender and the guarantor, and the specific details are listed above.

Article 8 Others

Part Two: Specific Clauses

Article 1 Interest rate and Interest

1.1 The interest rate is determined by the benchmark interest rate plus the floating range, the overdue interest rate shall be determined by the same manner.

1.2 If the interest is settled monthly, the settlement date shall be 20th of each month, if the interest is settled quarterly, the settlement date shall be 20th of the third month, if the interest is settled semi-annually, and the settlement date shall be June 20th and December 20th.

1.3 The first interest period is from the withdraw date to the first settlement date; the last interest period is from the second date of previous settlement to the repayment date. The rest interest periods are from the second date of previous settlement to the next settlement date.

1.4 Loan interest = loan principal × daily interest rate × actual days of use.

If equal principal and interest repayment method is adopted, the calculation formula of principal and interest shall be as follows:

Total principal and interest of each period = (financing principal × period interest rate × period repayment period)/ ((period interest rate) repayment period -1)

1.5 The new interest rate shall be adopted in case the People's Bank of China decides to adjust the determination method for the interest rate, and the lender is not obligated to notify the borrower.

1.6 If the interest rate on the signing date is lower than the LPR rate, the lender has the right to cancel the interest preference based the evaluation of policy change, credit status, etc. and notify the borrower in time every year.

Article 2 Withdraw

2.1 The withdrawal of the loan must meet the following preconditions; otherwise the lender is not obligated to make any payment to the borrower, except that the lender agrees to make the loan in advance:

Other than the credit loan, the borrower has provided corresponding guarantees as required by the lender and has completed relevant guarantees procedures.

Submit other information required by the lender.

2.2 Under any of the following circumstances, the lender shall have the right to re-determine the conditions for the issuance and payment of the loan, or to cancel the contract and payment of the loan:

(1) The borrower provides incorrect or invalid information to the lender to obtain financing;

(2) Any negative influence for borrower's production and business operation, or any credit issue happened for the borrower;

(3) If the borrower fails to withdraw and pay the financing funds as agreed herein, or the financing funds are used in an abnormal way;

(4) The borrower violates the provisions of this contract or relevant regulatory provisions;

(5) The withdrawal account or payment object account designated by the borrower is frozen or canceled by the authority.

Article 3 Repayment

3.1 The borrower is obligated to repay the principal, interest on time.

3.2 The borrower may choose to repay the loan in advance by submitting a written consent to the lender or sending out notification through ICBC ebank.

3.3 The lender has the right to repay the loan in advance according to the withdrawal of the borrower's funds. If required by the lender, the borrower shall repay the loan in installments according to the repayment plan proposed by the lender.

3.4 If the actual term of the loan is shortened due to the borrower's prepayment or the lender's early withdrawal of the loan as agreed herein, the corresponding interest rate shall not be adjusted and the original interest rate shall still apply.

Article 4 Guarantee

4.1 The lender shall have the right to re-evaluate the value of the security property and the guarantee ability of the guarantor periodically or irregularly. If it is deemed that the value of the security property is reduced or the guarantee ability of the guarantor is reduced, the borrower shall provide additional value reduction or guarantee ability.

The reduced portion of the equivalent guarantee may also be provided in addition to other guarantees approved by the lender.

Article 5 Representations and Warranties

The borrower makes the following representations and warranties to the lender, which shall remain valid throughout the term of this contract:

5.1 It is qualified as the subject of the borrower and has the qualification and ability to sign and perform this contract.

5.2 The signing of this contract has obtained all necessary authorization or approval, and the signing and performance of this contract does not violate the company's articles of association and relevant laws and regulations, and has no conflict with other obligations under this contract.

5.3 Other debts payable have been paid on schedule and there is no malicious default on the principal and interest of bank loans.

5.4 The company has a complete organizational structure and financial management system. No major violations of rules and regulations have taken place in the production and operation process in the recent years, and the current senior managers have no major bad records.

5.5 All documents and materials provided to the lender are true, accurate, complete and valid, and there are no false records, material omissions or misleading statements.

5.6 The financial and accounting reports provided to the lender are prepared in accordance with Chinese accounting standards, which is truly, fairly and completely reflect the borrower's business conditions and liabilities, and also the borrower's financial statements since the date of the latest financial and accounting reports

There has been no material adverse change in the situation.

Article 6 Borrower commitment

6.1. Borrower accepts and shall abide by Lender's business system, operational practices, and the procedures under this Loan Contract.

6.2. Borrower warrants that it will cooperate with Lender on the supervision and inspection of the use of the funds borrowed under this Loan Contract and of the business condition of Borrower and that it will promptly provide all financial statements and related materials needed by Lender, which Borrower warrants to be true, complete and accurate.

6.3. Repay the principal and interests on time.

6.4. To provide data (including money owed, and loan newly borrowed large in sum etc.) as what the money lender asks, and cooperate with the money lender to investigate, censor and check any aspects of personal economic income and expenses related to the loan;

6.5. Borrower warrants that it will issue written notices to Lender upon occurrence or possible occurrence of the following events in time:

(1) Borrower's operational system or organizational form of property ownership is changed materially, including, but not limited to, introducing the practice of contracting, conducting leasing operations, entering into joint operations, restructuring equity, merging with (acquiring)other entities, entering into a joint venture(cooperative arrangement),splitting into separate entities, setting up a subsidiary, transferring title to property, reducing capital, termination or dissolution and filing for bankruptcy;

(2) Borrower amends it articles of association, replaces its legal representative, reduces its registered capital or makes material changes in its finances or personnel;

(3) Borrower sells, leases, transfers or otherwise disposes of all or part of its assets;

(4) Borrower provides a guaranty to a third party, which will have a material adverse effect on its financial position or its ability to perform its obligations under this Loan Contract;

(5) Borrower is a party to a material legal suit or its main assets have been put under property preservation or other orders;

(6) Borrower experiences other matters which will produce a material adverse effect on its financial position or ability to repay its debt.

6.6. All charges in evaluation, registry, insurance and notarization etc. for making and carrying out the contract shall be paid by the borrower.

Article 7 Lender Commitment

7.1 To release the full loan on schedule;

7.2 To keep a secret for the borrower in such areas as occupation, economic income and expenses etc.

Article 8 Events of Default

8.1. Any of the following events shall be considered a default under this Article:

(1) Borrower misappropriates loan funds;

(2) Borrower is delinquent in its repayment of the principal or interest;

(3) Borrower or guarantor refuses normal financial or operational supervision by Lender, or Borrower or guarantor provides false financial statements or asset appraisal reports;

(4) Borrower or guarantor is involved in illegal activities;

(5) According to the stipulations in the loan terms, in case of the guarantor (guaranty) changed, which leads to the obligations performed by the guarantor ahead of schedule or the disposal of guaranty by the money lender in advance; or any actions the borrower may take which influence returning the principal and interests to the money lender;

(6) The legal representative or primary management personnel of Borrower or guarantor is involved in a criminal case;

8.2. In the event of events of default, Lender has the right to take the following steps:

(1) Request the borrower to rectify the breach of contract within a time limit;

(2) Stop providing loan funds that Borrower has not yet used;

(3) Unilaterally declare all principal already lent under the Loan Contract to be due ahead of the contract due date and require Borrower immediately to return the principal and pay all interest due; and

(4) Take other remedies as provided by applicable laws and regulations.

(5) If the borrower fails to repay the loan as contracted or the borrower fails to use the loan for the purposes specified in this contract, the lender shall have the right to charge the penalty interest at the overdue penalty interest rate stipulated in this contract from the date of the expiration of the loan.

(1) Request the borrower to rectify the breach of contract within a time limit;

(2) Stop providing loan funds that Borrower has not yet used;

(3) Unilaterally declare all principal already lent under the Loan Contract to be due ahead of the contract due date and require Borrower immediately to return the principal and pay all interest due; and

(4) Take other remedies as provided by applicable laws and regulations.

(5) If the borrower fails to repay the loan as contracted or the borrower fails to use the loan for the purposes specified in this contract, the lender shall have the right to charge the penalty interest at the overdue penalty interest rate stipulated in this contract from the date of the expiration of the loan.

Article 9 Deduction

9.1 If the borrower fails to repay the debts on time (including the debts which is declared to be immediately due) as agreed in the contract, the borrower agrees that the lender withholds the corresponding amount from all the local and foreign currency accounts opened by the borrower in Industrial and Commercial Bank for repayment until the loan is made The date when all debts of the payee under this contract have been discharged.

9.2 If the withholding amount is inconsistent with the currency hereof, it shall be converted according to the exchange rate applicable to the lender on the withholding date.

The interest and other expenses incurred during the period of the debt and the difference caused by the fluctuation of exchange rate during the period shall be paid by the borrower.

9.3 If the withholding amount from the borrower is not enough to pay off all of its debts, the money lender shall have the right to determine the priority of claims.

Article 10 Transfer of Rights and Duties

10.1 The money lender may transfer his rights and interests under the contract to other people even if with no approval from borrower or guarantor, while the borrower and guarantor shall continue to finish their responsibilities or obligations stipulated in the contract; the borrower or guarantor shall not transfer his responsibilities or obligations stipulated in the contract to a third party if with no written approval from the money lender.

10.2 The borrower or Industrial and Commercial Bank.

Article 11 Take Effect, Change, Cancel and Terminate

11.1 This contract shall come into force when the following conditions are met and shall be valid until the date when the borrower's obligations here under have been fully fulfilled

(1) The electronic signature of the borrower and the confirmation of the lender;

(2) The loan application submitted by the borrower shall be approved by the lender.

The lender may confirm this contract by means of electronic banking system.

11.2 If, due to reasons of system malfunction or any force majeure events, the amount of loan, maturity date, or any other material terms of Loan Agreement appear incorrect in the e-bank platform of Industrial and Commercial Bank, the creditor shall have the right to correct such information and timely notify the borrower.

11.3 The borrower shall acknowledge and understand the transactions rules of the e-bank platform of Industrial and Commercial Bank in relation to Loan Agreement. The borrower shall keep its customer certificate and passcode properly. Any transactions made in connection with the borrower’s customer number, passcode, or customer certificate are deemed to be made by the borrower, and any records thereof shall be proof of such transactions. Electronic signatures the borrower provides for this Loan Agreement made through the e-bank platform of Industrial and Commercial Bank are deemed to be authorized by the borrower.

11.4 Any modification to this Agreement shall be negotiated and agreed upon by both parties, and be made in writing. Modifications to this Agreement shall constitute part of the Agreement and have the same legal effect. Prior to the effective date of a modification, the original clause remains legally effective.

11.5. In the event of change of laws, regulations or legal practice which will cause any terms contained in this contract become illegal, invalid or loss of practice, the other part of this contract shall not be impaired by it. The both parties shall make efforts to change the illegal, invalid or loss of practice part.

11.6. If any clause of Loan Agreement becomes invalid or unenforceable, there shall be no impact on the validity or enforceability of any other clauses of Loan Agreement, nor shall it impact the enforceability of Article 12 in relation to dispute resolution.

11.7. There shall be no influences on the rights that each party has for its losses compensated after any changes or termination of the contract happened. The termination of the contract shall not affect the effectiveness of the clauses in the contract stipulated for settling disputes.

Article 12 Application of law and dispute resolution Article

The conclusion, validity, interpretation, performance and dispute settlement of this agreement shall be governed by the laws of the People's Republic of China. All disputes and disputes arising out of or in connection with this agreement shall be settled by the parties through negotiation. If no agreement can be reached through negotiation, the dispute shall be litigated in the People’s Court where the lender is located with proper jurisdiction.

Article 13 the address of service of litigation/arbitration documents shall be sent

13.1 The borrower acknowledges that the address set forth on the first page of this contract shall be the service address of the litigation/arbitration documents involved in the disputes hereunder. Litigation/arbitration documents include but are not limited to summons, notice of hearing, judgment, order, conciliation statement and a notice of performance, etc.

13.2 The borrower agrees that arbitration/litigation documents may be served by the arbitration institution or the court by fax or E-mail as set forth in the first page of this contract, except the written judgment, order or conciliation statement.

13.3 The above provisions on service shall apply to all stages of first instance, second instance, retrial and execution of arbitration and litigation proceedings. For the above address of service, service may be made by the arbitration institution or the court directly by mail.

13.4 The borrower shall ensure the authenticity and validity of the address, contact person, fax, E-mail and other information recorded in this contract. If the relevant information is changed, the borrower shall promptly notify the lender in writing; otherwise, the borrower shall bear any legal consequences due to they fail to provide the valid address.

Article 14 Complete Agreement

This Loan Agreement is comprised of Part One: Basic Clauses and Part Two: Specific Clauses. Any phrase in both parts of Loan Agreement shall have the same meanings. Both parts apply to the loan made pursuant to this Loan Agreement.

Article 15 Notice

15.1 All notices shall be sent in writing (including electronic form). Unless otherwise agreed, the address in the contract shall be the contact address. Any change in the contact mode of either party shall be notified to the other party in writing in time.

15.2 In the event that any party to Loan Agreement rejects to receive notices, or any notice cannot be delivered due to other circumstances, notice shall be deemed to be given if the sender obtains notary certificate.

Article 16 Special provisions of value-added tax

16.1 The interest and fees paid by the borrower to the lender under this contract (as specified in the contract) are tax-inclusive.

16.2 If the borrower requires the lender to issue a VAT invoice, it shall first register the information at the lender, including the borrower's full name, taxpayer identification number or social credit code, address, telephone number, bank of deposit and account number. The borrower shall ensure that the relevant information provided to the lender is true, accurate and complete, and provide relevant proof materials as required by the lender. The specific requirements shall be published by the lender through the network notice or website announcement.

16.3 If the borrower collects the VAT invoice by itself, it shall provide the lender with the power of attorney with the stamp, designate the recipient and specify the recipient's ID card number and other information. The designated recipient shall collect the VAT invoice with the original ID card. If the person is changed, the borrower shall re-issue the power of attorney with seal to the lender. If the borrower chooses to receive the VAT invoice by mail, it shall also provide accurate and deliverable postal information; if the mailing information has been changed, it shall promptly notify the lender in writing.

16.4 If the lender fails to issue the VAT invoice in time due to force majeure such as natural disasters, governmental ACTS, social abnormal events or tax authorities, the lender shall have the right to delay the invoice issuance without any liability.

16.5 If the VAT invoice is received by the borrower or delivered by the lender to a third party by mailing, and the invoice is lost, damaged or overdue due to other non-lender reasons, which causes the borrower to fail to receive the corresponding VAT invoice or fail to offset the overdue VAT invoice, the lender shall not be responsible for compensating the borrower for the relevant economic losses.

16.6 During the performance of this contract, in case of national tax rate adjustment, the lender shall have the right to adjust the agreed price according to the change of national tax rate.

Article 17. Other Clauses

17.1 The non-exercise, partial exercise, or delay in the exercise of any rights that the borrower has under this Agreement shall not constitute the abandonment or alteration of such rights, nor shall it impact the borrower’s future exercise of such rights or any other rights it has under this Agreement.

17.2 The invalidity of any clause in the contract shall not affect the validity of other clauses, nor shall it affect the validity of the whole contract.

17.3 This contract could be amended and supplemented upon the written agreements conclude by the parties. Any an amendment and supplement shall be integral party of this contract.

17.4 In compliance with applicable laws and regulations, the money lender shall have the right to provide information related to this Agreement and related to the borrower to Credit Information System established by People’s Bank of China.

17.5 In this Agreement and any modifications thereof, “Primary Management Personnel” shall be interpreted pursuant to the definition in Corporation Accounting Standards No.36.

17.6 Any certificate or records kept by the creditor in its regular course of business shall have binding evidentiary effects on the borrower regarding its lender-borrower relationship with the money lender.

17.7 In this Agreement:

(1) “Agreement” shall include any modifications or supplement made to the original Loan Agreement;

(2) titles of the Articles shall be used for reference only and shall not be interpreted to explain or limit any contents of this Agreement; and

(3) if withdrawal or payment is made on a non-business day, the effective date is postponed to the next business day.

This Loan Contract has two originals, which are identical to each other, with each of the parties holding one copy. There are several duplicates for future reference.